                                                                       EXHIBIT 4

                                      AGREEMENT

    AGREEMENT, dated as of August 18, 1997, by and between each of the persons named on the signature pages hereto.

    WHEREAS, Deere Park Equities, L.L.C., an Illinois limited liability company (the "LLC"), Douglas A. Gerrard, the sole Class A Member and the managing member of the LLC ("Gerrard"), and each of the undersigned, with the exception of STG Investments, Ltd. and Leonard Feldman (collectively, the "Management Shareholders"), beneficially own shares (the "Shares) of common stock of Dominion Bridge Corporation (the "Company"); and

    WHEREAS, the parties hereto constitute a "group" with respect to the beneficial ownership of the Shares owned by the LLC, Gerrard and the Management Shareholders for purposes of Rule 13d-1 and Schedule 13D promulgated by the Securities and Exchange Commission (the "Commission").

    NOW, THEREFORE, the parties hereto hereby agree as follows:

    1. The parties hereto shall prepare a statement containing the information required by Schedule 13D with respect to their respective interests in the Shares (the "Schedule 13D") and any necessary amendments thereto. Each party hereto shall be responsible for the completeness and accuracy concerning him, her or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning any other party contained therein, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

    2. Gerrard shall be designated as the person authorized to receive notices and communications with respect to the Schedule 13D and any amendments thereto.

    3. Each of the undersigned hereby constitutes and appoints Douglas A. Gerrard his or its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign the Schedule 13D and any amendments thereto, and other documents in connection therewith, to be filed with the Commission, granting unto said attorney-in-fact and agent all power and authority to do and perform each and every act requisite and necessary to be done, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    4. This Agreement may be executed in counterparts, each of which taken together shall constitute one and the same instrument.


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    IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                  DOUGLAS A. GERRARD


                                  /S/ Douglas A. Gerrard
                                  ---------------------------------------

                                  DEERE PARK EQUITIES, .L.L.C.


                                  By: /S/ Douglas A. Gerrard
                                     ------------------------------------
                                     Name:  Douglas A. Gerrard
                                     Title:  Managing Member

                                  STG INVESTMENTS, LTD.

                                  By: /S/ Deborah L. Paterson
                                      -------------------------------
                                      Name: Deborah Paterson
                                      Title: Secretary

                                  LEONARD FELDMAN


                                  /S/ Leonard Feldman
                                  ---------------------------------------

                                  MICHEL L. MARENGERE


                                  /S/ Michel L. Marengere
                                  ---------------------------------------

                                  FIDUTECH TECHNOLOGIES, INC.



                                  By: /S/ Michel L. Marengere
                                  ---------------------------------------
                                     Name:  Michel L. Marengere
                                     Title:  President

                                  NICOLAS V. MATOSSIAN


                                  /S/ Nicolas V. Matossian
                                  ---------------------------------------


                                  GREYHORSE RESOURCES (CANADA)
                                  LTD.


                                  By: /S/ Nicolas V. Matossian
                                  ---------------------------------------
                                     Name:  Nicolas V. Matossian
                                     Title:  President


                                  CHRIS THEODOROPOULOS

                                  /S/ Chris Theodoropoulos
                                  ---------------------------------------


                                  OLIVIER DESPRES

                                  /S/ Olivier Despres
                                  ---------------------------------------


                                  ARTHUR GELINAS


                                  /S/ Arthur Gelinas
                                  ---------------------------------------


                                  ROBERT CHARTIER


                                  /S/ Robert Chartier
                                  ---------------------------------------


                                  JACQUES DELORME


                                  /S/ Jacques Delorme
                                  ---------------------------------------

                                  SERVIDEL INC.



                                  By: /S/ Jacques Delorme
                                     ------------------------------------
                                     Name:  Jacques Delorme
                                     Title:  President


                                  VITOLD JORDAN


                                  /S/ Vitold Jordan
                                  ---------------------------------------


                                  TED SHTYM


                                  /S/ Ted Shtym
                                  ---------------------------------------

                                  ROSALBA NESPECA


                                  /S/ Rosalba Nespeca
                                  ---------------------------------------


                                  MICHELINE PRUD'HOMME


                                  /S/ Micheline Prud'Homme
                                  ---------------------------------------


                                  RENE AMYOT


                                  /S/ Rene Amyot
                                  ---------------------------------------